SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 1, 1997

                           UGLY DUCKLING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                              20841                         86-0721358
(STATE  OR  OTHER                    (COMMISSION                 (IRS EMPLOYER
JURISDICTION  OF                  FILE NUMBER)          IDENTIFICATION NUMBER)
INCORPORATION)

            2525 EAST CAMELBACK ROAD, SUITE 1150, PHOENIX, AZ 85016
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (602) 852-6600

                                     NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On April 1, 1997, Ugly Duckling Corporation (the "Company") acquired a significant portion of the assets of E-Z Plan, Inc., a Texas corporation ("Seller"), relating to the business conducted by Seller in San Antonio, Texas described below. Prior to the acquisition, Seller was engaged in the business of selling and financing used motor vehicles at dealerships located in San Antonio, Texas and in other locations in the state of Texas which were not acquired. The acquired assets consist primarily of a portfolio of installment sales contracts held by Seller and secured by vehicles sold by Seller or affiliates of Seller, the inventory of vehicles (excluding repossessions) held for retail sale by Seller in its San Antonio dealerships, and furniture, leasehold improvements, fixtures, equipment, supplies and intellectual property relating to the business conducted by Seller in San Antonio, Texas. Leasehold interests held by Seller in facilities located outside of San
Antonio, Texas, as well as furniture, fixtures, and equipment at such facilities, and certain other assets were excluded from the acquisition. In connection with the acquisition, the Company also assumed selected liabilities of Seller consisting primarily of equipment leases and service agreements. The purchase price for the assets acquired was approximately $26.3 million in cash. This purchase price is subject to adjustment based upon final determination of the book value, as of the closing date, of the assets acquired. The acquisition was effected by the Company through Ugly Duckling Car Sales Texas, L.L.P., an Arizona limited liability partnership ("Car Sales Texas"), a newly-formed entity, the general partner of which is Ugly Duckling Car Sales, Inc. and the limited partner of which is UDRAC Rentals, Inc., both wholly-owned subsidiaries of the Company. The Company obtained the money to make the acquisition from working capital and funds acquired from a private placement of common stock of the Company effected in February 1997. The Company intends to continue the business acquired through Car Sales Texas using its own business practices.

     In connection with the acquisition, Car Sales Texas also leased certain facilities previously used by Seller in connection with its business conducted in San Antonio, Texas. Four facilities owned by affiliates of Seller and utilized by Seller in its business as car dealerships have been leased by Car Sales Texas at market rates for a ten-year term with a ten-year extension option. Car Sales Texas has assumed the existing leases on three additional facilities previously leased by Seller from third party lessors and used in its business conducted in San Antonio, Texas as car dealerships. The terms of these leases expire in February of 1999, June of 1999, and August of 2000. Finally, a facility owned by an affiliate of Seller and previously used as offices by Seller has been leased to Car Sales Texas on a quarter-to-quarter basis with rentals at market rates.

ITEM  7.     FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)          Financial  Statements  of  Business  Acquired.

     It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than June 16, 1997.


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     (b)          Pro  Forma  Financial  Information.

It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than June 16, 1997.

     (c)          Exhibits

     Exhibit  Number          Description

     2.1            Agreement of Purchase and Sale of Assets dated as of March
5,  1997  (1)
___________________

        (1) Incorporated by reference to Exhibit No. 10.28 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-20841) filed on March 31, 1997. The Company will furnish supplementally a copy of any omitted schedule to the Agreement of Purchase and Sale of Assets to the Commission upon request.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   UGLY  DUCKLING  CORPORATION

(Registrant)

Dated:  April  11,  1997                        By:      /s/   Steven T. Darak
     Steven  T.  Darak
Chief  Financial  Officer,  Senior  Vice  President,  and
Treasurer